Exhibit 10(xi)

AMENDED LOAN AGREEMENT

THIS AGREEMENT dated the 1st day of January 2008.

BETWEEN:

          LUDWIG HOLDINGS LTD. having a business address at World Trade

Center – 10, route de l’Aèroport P.O. Box 691 – 1215 Geneva 15 – Switzerland.

          (herein referred to as "The Lender")

AND:

TRUSTCASH HOLDINGS INC., a company duly incorporated pursuant to the laws of the State of Delaware

          (herein referred to as "The Borrower")

WHEREAS:

The Lender has previously advanced to the Borrower or on behalf of the Borrower the sum of Two Hundred and Fifty Thousand dollars (US 250,000.00) (the” Loan”); and

The Borrower has requested that the Lender advance and additional Fifty Thousand dollars (US $50,000.00) increasing the Loan to Three Hundred Thousand Dollars (US $300,000.00).

The Lender has agreed to advance to the Borrower or on behalf of the Borrower an additional sum of additional Fifty Thousand dollars (US 50,000.00) and (the” Loan”); and

The parties hereto are desirous of clarifying the nature of the loan transaction and have therefore agreed to the terms herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants and agreements hereinafter set forth, The Lender and The Borrower agree as follows:

AMOUNTS DUE AND OWING

In consideration of advancing an additional Fifty Thousand dollars (US $50,000.00), increasing the Loan to Three Hundred Thousand Dollars (US 300,000.00) the Borrower agrees to pay to The Lender the sum of Three Hundred Thousand dollars (US $300,000.00) (the "Principal Sum") of lawful money of the United States of America together with all interest, penalties and assessments that may from time to time be added to the Principal Sum and are provided for in this Agreement. For the purposes of this Agreement, the Principal Sum, together with all interest, penalties and assessment that may from time to time be added to the Principal Sum as provided for herein shall be referred to as the "Debt".

PAYMENT DUE

The whole of the Debt hereby secured shall become due and payable on August 31st, 2008, or unless waived by The Lender, upon default of payment of the Debt by The Borrower to The Lender. Waiver of or failure by the Lender to enforce at any time or from time to time to any of the rights extended to him by this Agreement shall not prejudice the Lender's rights in the event of any future default or breach.

RIGHT TO PREPAY

The Borrower shall have the privilege of pre-paying the Debt to The Lender, at any time during the currency of the loan.

If the Debt is repaid to The Lender by The Borrower at any time prior to August 31st, 2008 then The Borrower will be released from any further or continued obligations under this loan agreement.

INTEREST

In addition to the payment of the Principal Sum the Borrower agrees to pay to The Lender interest calculated at the rate of 10% per annum.

PAYMENT OF COSTS

The Borrower shall pay for all reasonable costs, charges and expenses, including solicitor's costs, charges and expenses, which may be incurred by The Lender in collecting, procuring or enforcing payments of any monies in connection with this Note.

CONVERSION TO EQUITY

In the alternative to the repayment of those monies described in paragraph above hereof and at the option of the Lender, at any time after the execution of this Agreement, the full or partial payment of the Loan outstanding from time to time, together with any accrued interest thereon (hereinafter collectively called the "Debt") can be converted to equity in the capital stock of the Company by the allotment and issuance to the Lender of common shares or preferred shares in the share capital of the corporation.
If the Lender shall elect to convert the Debt into shares, the Lender shall give notice thereof to the Borrower at its office located at 400 Park Avenue, Suite 1420, New York, New York,10022.

Upon notice being given pursuant to this section, the Company shall provide the Lender with a Subscription Agreement to be executed for the common or preferred shares in the Company for consideration according to Conversion Rights and Preferences (the “Conversion Rate”) which will be negotiated at the time of Conversion. The Conversion Rate shall at no time cause the Lender to receive equity in the capital stock of the Company that equals more than Ten Percent (10%) of the issued and outstanding shares of the Company

On or after the Conversion, the Company shall as soon as practicable deliver to the Lender share certificates in amounts equivalent to the Debt calculated in accordance with the Conversion Rate negotiated.

REPRESENTATIONS, WARRANTIES AND COVENANTS

The Borrower represents and warrants to The Lender that all matters and things have been done and performed so as to authorize and make the creation of this Agreement and its execution legal and valid and in accordance with the requirements of the laws relating to The Borrower and all other statutes and laws in that regard;

FORM OF PAYMENT

All monies paid to The Lender by The Borrower shall be paid in lawful money of The United States of America and shall be made payable to The Lender at the address of The Lender set out on the first page of this Agreement, or such other place that The Lender may advise The Borrower in writing.

NOTICE

Any notice to The Lender in connection with this Agreement shall be well and sufficiently given if sent by prepaid registered mail to or delivered to The Lender at World Trade Center – 10, route de l’Aèroport P.O. Box 691 – 1215 Geneva 15 – Switzerland. and any notice so give shall be deemed to have been given if delivered, when delivered, and if mailed, on the third business day following the day on which it was mailed.

Any notice to The Borrower in connection with this Agreement shall be well and sufficiently given if sent by prepaid registered mail to or delivered to The Borrower at 400 Park Avenue Suite 1420, New York, New York, 10022 and any notice given shall be deemed to have been give, if delivered, and if mailed, on the third business day following the day on this it was mailed.

The Borrower or The Lender may, by notice given in the manner herein described, change the postal address for the giving of notices given hereunder.

JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

TIME

Time is of the essence of this Agreement

IN WITNESS WHEREOF the parties hereto have set their hands and seals the day and year first above written.

LUDWIG HOLDINGS LTD.                    )
                                   )

/s/ Steve Drayton                         )

Authorized Signatory                         )
                                   )

                    )
Witness                                    )

TRUSTCASH HOLDINGS INC.               )
                                   )

/s/ Kent Carasquero                         )

Authorized Signatory                         )
                                   )

                                   )
Witness                                    )